As filed with the Securities and Exchange Commission on May 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Bank of New York Mellon Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Liberty Street

New York, New York 10286

(212) 495-1784

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen B. McCabe, Esq.

Chief Securities Counsel

The Bank of New York Mellon Corporation

225 Liberty Street

New York, New York 10286

(212) 495-1784

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time or after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(1)		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value	10,000,000	(3)	$39.30	(4)	$61,637,609.10	$6,206.91

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	This registration statement includes 8,431,613 unsold shares of The Bank of New York Mellon Corporation common stock that were previously registered on an expiring registration statement (Registration Statement No. 333-189569) (the “Previous Registration Statement”) and any additional shares of The Bank of New York Mellon Corporation common stock issued with respect thereto by way of a stock split, stock dividend or other similar transactions. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the $22,005.41 filing fee previously paid by the registrant in connection with such unsold securities will continue to be applied to such unsold securities, and the offering of the unsold securities registered under the Previous Registration Statement will be deemed terminated as of the effective date of this registration statement. The amount of the registration fee in the “Calculation of Registration Fee” table has been calculated based on the maximum offering price of the additional 1,568,387 shares registered on this registration statement.

(3)	If prior to the completion of the distribution of common stock covered by this Registration Statement, additional shares are issued as a result of a stock split, stock dividend or other distribution with respect to, in exchange for or in replacement of, such shares of common stock, this Registration Statement shall be deemed to cover such additional shares pursuant to Rule 416 under the Securities Act.

(4)	Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices of The Bank of New York Mellon Corporation common stock on the New York Stock Exchange on May 5, 2016.

PROSPECTUS

THE BANK OF NEW YORK MELLON CORPORATION

DIRECT STOCK PURCHASE

AND

DIVIDEND REINVESTMENT PLAN

This prospectus relates to 10,000,000 shares of our common stock, par value $0.01 per share, that we may offer and sell from time to time under The Bank of New York Mellon Corporation’s Direct Stock Purchase and Dividend Reinvestment Plan, which we refer to in this prospectus as the Plan. You should read this prospectus carefully and retain it for future reference.

We believe that the Plan provides a convenient way for you to purchase shares of our common stock without paying any trading fees or service charges. The Plan promotes long-term ownership in our common stock by offering:

•	A simple way to increase your holdings in our common stock by automatically reinvesting your cash dividends; and

•

The opportunity to purchase additional shares by making optional cash investments of up to $10,000 per transaction and up to $150,000 in the aggregate per year, unless we grant a waiver of these amounts.

You do not have to be a current shareholder to participate in the Plan. You can purchase your first shares of our common stock by making an initial investment of not less than $1,000 and not more than $10,000, unless we grant a waiver of this amount. This prospectus describes and constitutes the Plan.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “BK”.

Investing in our common stock involves risks. You should carefully read and evaluate the cautionary statements concerning risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission, or the SEC. See “Risk Factors” on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, NOR IS IT A SOLICITATION OF AN OFFER TO BUY SECURITIES, IN ANY STATE OR COUNTRY WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is May 9, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC relating to the shares of our common stock to be offered and sold pursuant to the Plan. This prospectus, which does not include all of the information in the registration statement, provides you with a general description of the Plan and the securities offered under the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan, and the securities offered. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date indicated on the cover page of this document or the date of the document incorporated by reference.

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK), is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of March 31, 2016, BNY Mellon had $29.1 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. “BNY Mellon” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at 225 Liberty Street, New York, New York 10286 and our telephone number at that location is (212) 495-1784. Our website is www.bnymellon.com.

References in this prospectus to “we,” “our,” “us,” “BNY Mellon,” and the “Company” are to The Bank of New York Mellon Corporation unless the context otherwise requires.

We have not authorized any person to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any information that we incorporate by reference into this prospectus. If anyone gives you any such information, you should not rely on it.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange under the symbol “BK”.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is designated as “furnished”:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016;

•	Our Current Reports on Form 8-K, filed on February 9, 2016, February 19, 2016, February 23, 2016, February 26, 2016, March 4, 2016, April 12, 2016, April 14, 2016, April 21, 2016 and May 2, 2016;

•	Our definitive Proxy Statement on Schedule 14A, filed on March 11, 2016 (only those portions incorporated by reference in our Form 10-K); and

•

The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement / prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (Registration No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on Form S-4/A filed on April 2, 2007, and Amendment No. 2 on Form S-4/A filed on April 17, 2007, as that description may be updated from time to time.

You may request a copy of these filings incorporated by reference in this prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing, emailing or telephoning us at the following address and telephone number:

THE BANK OF NEW YORK MELLON CORPORATION

225 Liberty Street

New York, New York 10286

Attention: Office of the Secretary

Email: corpsecretary@bnymellon.com

(212) 635-1787

RISK FACTORS

Investing in our common stock involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors,” which is incorporated herein by reference, in any of our annual or quarterly reports for subsequent fiscal years or quarters or current reports that are incorporated by reference herein, and the other documents incorporated by reference herein. You should also consider any other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. We cannot assure you of a profit or protect you against a loss on the shares of our common stock that you purchase or sell under the Plan.

In addition, there are risks associated with participation in the Plan. You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested. The price of our common stock may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision. If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time and price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference into this document, contains statements relating to future results of BNY Mellon that are considered “forward-looking statements.”

These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about the future results of BNY Mellon, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, and BNY Mellon’s plans, objectives and strategies.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY Mellon (including those incorporated in this prospectus) are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, such as: an information security event or technology disruption that results in a loss of confidential information or impacts our ability to provide services to our clients and any material adverse effect on our business and results of operations; failure of our technology or that of a third party or vendor, or if we neglect to update our technology, develop and market new technology to meet clients’ needs or protect our intellectual property and any material adverse effect on our business; extensive government regulation and supervision and the impact of the significant amount of rulemaking since the 2008 financial crisis, which have, and in the future may, compel us to change how we manage our businesses, could have a material adverse effect on our business, financial condition and results of operations and have increased our compliance and operational risks and costs; failure to satisfy regulatory standards, including “well capitalized” and “well managed” status or capital adequacy and liquidity rules, and any resulting limitations on our activities, or adverse effects on our business and financial condition; regulatory actions or litigation and any adverse effect on our results of operations or harm to our businesses or reputation; adverse publicity, government scrutiny or other reputational harm and any negative effect on our businesses; the risks relating to new lines of business, new products and services or strategic project initiatives and the failure to implement these initiatives, which could affect our results of operations; the risks and uncertainties relating to our strategic transactions and any adverse effect on our business, results of operations and financial condition; operational risk and any material adverse effect on our business; failure or circumvention of our controls and procedures and any material adverse effect on our business, reputation, results of operations and financial condition; competition in all aspects of our business and any negative effect on our ability to maintain or increase our profitability; failure of our risk management framework to be effective in mitigating risk and reducing the potential for losses; change or uncertainty in monetary, tax and other governmental policies and the impact on our businesses, profitability and ability to compete; political, economic, legal, operational and other risks inherent in operating globally and any material adverse effect on our business; failure to attract and retain employees and any adverse effect on our business; acts of terrorism, natural disasters, pandemics and global conflicts and any negative impact on our business and operations; weakness in financial markets and the economy generally and any material adverse effect on our business, results of operations and financial condition; market volatility and any adverse impact on our business, financial condition and results of operations and our ability to manage risk; ongoing concerns about the financial stability of certain countries, the failure or instability of any of our significant global counterparties, or a breakup of the European Union or Eurozone and any material adverse effect on our business and results of operations; continuing low or volatile interest rates and any material adverse effect on our profitability; write-downs of securities that we own and other losses related to volatile and illiquid market conditions and any reduction in our earnings or impact on our financial condition; our dependence on fee-based business for a substantial majority of our revenue and the potential adverse effects of a slowing in market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences; any adverse effects on our foreign exchange revenue from decreased market volatility or cross-border investment activity of our clients; the failure or perceived weakness of any of our significant counterparties, and our assumption of credit and counterparty risk, which could expose us to loss and adversely affect our business; credit, regulatory and reputational risks as a result of our tri-party repo collateral agency services, which could adversely affect our business and results of operations; any material reduction in our credit ratings or the credit ratings of our principal bank subsidiaries, which could increase the cost of funding and borrowing to us and our rated subsidiaries and have a material adverse effect on our results of operations and financial condition and on the value of the securities we issue; any adverse effect on our business, financial condition and results of operations of not effectively managing our liquidity; inadequate reserves for credit losses, including loan reserves, and any resulting charges through provision expense; tax law changes or challenges to our tax positions and any adverse effect on our net income, effective tax rate and overall results of operations and financial condition; changes in accounting standards and any material impact on our reported financial condition, results of operations, cash flows and other financial data; risks associated with being a non-operating holding company, including our dependence on dividends from our subsidiaries to meet obligations, to provide funds for payment of dividends and for stock repurchases; and the impact of provisions of U.S. banking laws and regulations, including those governing capital and the approval of our capital plan, applicable provisions of Delaware law or failure to pay full and timely dividends on our preferred stock, on our ability to return capital to shareholders.

All forward-looking statements speak only as of the date on which such statements are made, and BNY Mellon undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference into this prospectus, in the case of forward-looking statements made in those incorporated documents.

USE OF PROCEEDS

We will receive proceeds from purchases of our common stock under the Plan only if the shares purchased are newly issued shares of our common stock. We will not receive proceeds from purchases under the Plan if the shares are acquired in open market purchases for delivery under the Plan. Any proceeds that we receive from purchases of newly issued shares will be used for general corporate purposes. We cannot estimate the amount of these proceeds at this time.

TERMS OF THE PLAN

Administration

We have appointed Computershare Trust Company, N.A. to administer the Plan (the “Plan Administrator” or “Computershare”). As the Plan Administrator, Computershare Trust Company, N.A.’s responsibilities will include:

•	receiving investments,

•	maintaining records,

•	issuing statements of account, and

•	performing other duties relating to the Plan.

You may contact Computershare Trust Company, N.A., as the Plan Administrator, through the following methods:

•	call its toll free number at 1-800-205-7699 (1-201-680-6578 for international callers); or

•	write to: Computershare P.O. Box 30170 College Station, TX 77842-3170

Information about the Plan can also be found on the Plan Administrator’s website via Investor Center at www.computershare.com/investor.

Enrollment

Any person, whether or not a registered holder of our shares, may enroll and participate in the Plan.

If you do not currently own any shares of our common stock, you may join the Plan at any time. To join the Plan, you must review a copy of this prospectus and return a completed Enrollment Form to the Plan Administrator along with your initial investment of at least $1,000. You may also make your initial investment by authorizing automatic monthly debits on the Enrollment Form in an amount of at least $50 up to $10,000 for a minimum of at least 20 consecutive months from your bank account. If you choose this option, debits from your account will continue after the 20 month period on a monthly basis until you change your investment instruction, which you may do online at www.computershare.com/investor. Alternatively, you may enroll online at www.computershare.com/investor. Optional cash investments may be made for up to $10,000 per transaction and up to $150,000 in the aggregate per year, unless we grant a waiver of these amounts. A one-time enrollment fee of $7.50 will be deducted from your initial investment. Some state securities laws require that a registered broker-dealer send information to their residents. A registered broker-dealer will forward this prospectus and the Enrollment Form to residents of those states rather than our providing that information directly to those residents.

If you already own shares of our common stock and those shares are registered in your name, you may join the Plan after reviewing a copy of this prospectus by enrolling online at www.computershare.com/investor or by returning a completed Enrollment Form. Registered shareholders should be sure to sign their names on the Enrollment Form exactly as they appear on our books.

If you hold your shares of our common stock in a brokerage, bank or other intermediary account, that is, in “street name,” you may participate in the Plan by instructing your broker, bank or other intermediary account to register the shares in your name or by making arrangements with the broker, bank or other intermediary account to participate on your behalf. As another option, after reviewing this prospectus you may submit an initial investment of at least $1,000 to Computershare as indicated above.

Information on electronic enrollment and purchases under the Plan may be found on the Plan Administrator’s website at www.computershare.com/investor.

Dividend Reinvestment Options

You may elect to reinvest dividends on all of the shares that you own (option 1—full reinvestment), on some of the shares that you own (option 2—partial reinvestment), or receive all dividends in cash (option 3—no reinvestment). There are no charges or trading fees charged to you for reinvesting dividends.

If you are a new participant in the Plan, when you enroll you must elect whether or not your dividends are to be reinvested.

Option 1—Full Reinvestment. If you choose this option, 100% of all cash dividends on shares registered to you on the books of the Plan Administrator as well as all shares held directly by you (as certificates) will be reinvested in additional shares of common stock. This includes any future shares acquired by you either directly or through the Plan.

Option 2—Partial Reinvestment. If you choose this option you can direct that dividends on a specified number of shares be paid to you in cash. Dividends on your remaining shares will be reinvested. Buying additional shares will not change your election. In addition, selling part of your shares will not change your election unless the number of shares falls below the number that you specified. In that case, cash dividends will be paid to you on the number of remaining shares that you hold. You may change your election for Option 2 at any time by notifying the Plan Administrator.

Option 3—Cash Dividends, No Reinvestment. If you choose this option you may enroll in the Plan only to make additional cash investments and/or deposit certificates into the Plan for safekeeping. By choosing this election you will receive all dividends in cash and no dividends paid on your shares will be reinvested.

If you elect to participate in the dividend reinvestment feature of the Plan, the Plan Administrator must receive your authorization on or before the record date for the dividend payment in order for your dividends to be reinvested on the next dividend payment date. If the authorization is received after the record date for the dividend payment, the current dividend will be paid to you, and the dividend after the next record date will be reinvested. Cash dividends are usually reinvested on the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

If you choose option 2 or option 3, you may elect to have all of your cash dividends not being reinvested deposited directly into your U.S. bank account on the dividend payment date instead of receiving a check by mail. You may make this election at the time of enrollment or at a later date by contacting the Plan Administrator to obtain the appropriate forms. You may also elect to have your dividends directly deposited to your bank account online through Investor Center at www.computershare.com/investor. In order to initiate this option, change or stop the direct deposit of dividends, the Plan Administrator must receive your request before the next dividend record date.

The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition and other factors, including the non-objection of the Federal Reserve to our annual capital plan. There can be no assurance as to the declaration or payment of any dividend. Nothing in the Plan requires us to declare or pay any dividend on our common stock.

Optional Cash Investments

You may purchase shares of our common stock by using the Plan’s optional cash investment feature. Optional cash investments must be at least $50 at any one time. Optional cash investments may be made for up to $10,000 per transaction and up to $150,000 in the aggregate per year, unless we grant a waiver of these amounts. This amount is in addition to any dividends that are reinvested for your account.

If you are not already a shareholder, you must invest at least $1,000 in your initial investment, and a one-time account set-up fee of $7.50 will be deducted from your first investment. Once you are enrolled in the Plan, you do not pay any trading fees or service charges for making optional cash investments.

You have no obligation to make any optional cash investments under the Plan. If you choose to make optional cash investments, you do not have to send the same amount of money each time.

If you choose to make optional cash investments, along with your check, you should provide the Plan Administrator with a completed Plan Enrollment Form or a tear off stub from a Plan statement. You should make the check payable to Computershare/BNYMellon. The Administrator will not accept cash, traveler’s checks, money orders or third-party checks. Checks must be drawn on a United States bank and payable in United States dollars. All checks not drawn on a United States bank or payable in United States dollars will be returned. Alternatively, you can authorize an individual automatic deduction online at www.computershare.com/investor each time you want to make an optional cash purchase.

You may also authorize automatic monthly cash investments by electronic funds transfers (EFT) from your bank account by completing the appropriate section of a Direct Debit Authorization Form or online at www.computershare.com/investor. Automatic monthly debit authorizations can be made either when you enroll or at a later date. EFT payments are then deducted monthly from your bank account through any financial institution that participates in the Automated Clearing House. Deductions are made on the 25th day of each month, or if such date is not a business day on the next business day.

In the event that your cash investment check or EFT is returned unpaid for any reason, you will be charged a $35.00 return fee. Further, the Plan Administrator will immediately remove from your account any shares that were purchased in anticipation of the collection of such funds. These shares will be sold to recover any uncollected funds plus the return fee. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected funds plus the return fee, the Plan Administrator reserves the right to sell additional shares from any of your accounts maintained by the Plan Administrator as may be necessary to recover in full the uncollected balance plus the return fee.

Generally, shares are purchased with optional cash investments at least once every five business days. Any payments received and not invested, will be invested on the next investment date. If it is not possible, for any reason, to purchase shares, any moneys held by the Plan Administrator for more than 30 days will be returned to participants. If any initial or optional cash investment has not already been invested, you may request that the money be returned to you. To do so you must send a written request for a refund to the Plan Administrator. The written request must reach the Plan Administrator at least 48 hours before the investment date. If it reaches the Plan Administrator less than 48 hours before the investment date your funds will be invested. No refund of funds sent by check will be made until your check has cleared. No interest will be paid on optional cash investments held by the Plan Administrator pending investment.

If shares that you have purchased by optional investment are added to your account on or before a dividend record date, you will receive the upcoming dividend on those newly added shares as well as any other shares already credited to your account.

Source and Price of Shares Purchased

Shares purchased under the Plan may be issued directly by us from authorized but unissued shares or treasury shares or purchased on the open market for delivery to the Plan.

Except in circumstances where we grant a waiver from the per transaction maximum, when shares are purchased from us, the price per share will be 100% of the average of the highest and lowest reported price for the common stock traded on the New York Stock Exchange on the pricing date. Prices based on after hours trading on other exchanges will not be used to determine the price of the common stock. The pricing date for reinvesting dividends will be the dividend payment date or if that date falls on a day when the New York Stock Exchange is closed or there is no trading of the common stock reported, the pricing date will be the preceding day the New York Stock Exchange was open and trading in our common stock occurred.

If shares are purchased in the open market the Plan Administrator may combine a participant’s funds with funds of other participants and generally will batch purchase types (dividend and optional cash investments) for separate execution by its broker. At the Plan Administrator’s discretion, these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the common shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such common shares purchased by the Plan Administrator’s broker on that investment.

Purchases in the open market may generally be made on the applicable investment date and may be made over a period of time to avoid having an impact on market prices. In the unlikely event that an investment is not completed within 30 days, all funds to be invested will be returned to participants.

With respect to shares purchased on the open market, the Plan Administrator may select one or more agents to assist it in purchasing our shares on the open market. These agents will receive brokerage commissions on such purchases. We will have no control over the times or prices at which these agents buy or sell shares on the open market or in the selection of the agent who will execute these transactions. Therefore, you will not be able to precisely time your purchases through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. In other words, if you send in an initial or optional investment, it is possible that the price of our common stock could go up or down before purchases are made for your account and you will bear the market risk for such fluctuations. In addition, you will not earn interest on initial or optional investments before the shares are purchased.

Because your dividend and any optional cash payment will rarely purchase an exact number of whole shares, whether shares are purchased from us or in the open market, the Plan Administrator will credit your account for the full and fractional shares (to six decimal places) purchased. Fractional shares will earn proportional dividends.

Waiver of Transaction and Annual Plan Maximums

Under the Plan, you have the opportunity to make optional cash investments for up to $10,000 per transaction and up to $150,000 in the aggregate per year, unless we grant a waiver of these amounts. You may request a waiver of these maximum investment amounts. Upon receipt of a written waiver request form from an investor, we will consider waiving these limits. Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, prevailing market prices of our common stock and other securities, and general economic and market conditions.

Shares purchased in excess of the Plan maximum investment amounts will be priced as follows:

•

Investments for which a waiver has been granted will be made subject to a “pricing period,” which will generally consist of one (1) to fifteen (15) separate days during which trading of our common stock is reported on the New York Stock Exchange. Each of these separate days will be an “investment date,” and an equal proportion of the investment amount will be invested on each trading day during such pricing period, subject to the qualifications listed below. The purchase price for shares acquired on a particular investment date will be equal to 100% (subject to change as provided below) of the consolidated volume-weighted average price (less any applicable discount), rounded to four decimal places, of our common stock, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time, for that Investment Date (including the last trade even if reported after 4:00 p.m.). Funds for such investments must be received by the Plan Administrator not later than the business day before the first day of the pricing period.

•

We may establish a minimum, or “threshold,” price for any pricing period that the consolidated volume-weighted average price, rounded to four decimal places, of our common stock must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver request.

•

If we decide to establish a threshold price for a particular pricing period, the threshold price for any investments made pursuant to a request for waiver will be a stated dollar amount that the consolidated volume-weighted average price, rounded to four decimal places, of our common stock, for each trading day in the relevant pricing period, must equal or exceed. If the threshold price is not satisfied for a trading day in the pricing period, then that trading day and the trading prices for that day will be excluded from the pricing period.

•

We will only establish a threshold price if shares will be purchased directly from us in connection with the relevant pricing period (please see first bullet above). If we have established a threshold price with respect to the relevant pricing period, then we will exclude from the pricing period any trading day that the consolidated volume-weighted average price is less than the threshold price and refund that day’s proportional investment amount. For example, if the threshold price is not met for two (2) of the trading days in a ten-day pricing period, then we will return 20% of the funds you submitted in connection with your waiver request, without interest, unless we have activated the pricing period extension feature for the pricing period, as described below.

•	Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

•

We may elect to activate for any particular pricing period a pricing period extension feature which will provide that the initial pricing period be extended by the number of days that the threshold price is not satisfied, subject to a maximum of five (5) trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period instead of the day on which the threshold price was not met. For example, if the determined pricing period is ten (10) days, and the threshold price is not satisfied for three (3) out of those ten (10) days in the initial pricing period, and we had previously announced in the bid-waiver form that the pricing period extension feature was activated, then the pricing period will be automatically extended, and if the threshold price is satisfied on the next three (3) trading days (or a subset thereof), then those three (3) days (or subset thereof) will become investment dates in lieu of the three (3) days on which the threshold price was not met. As a result, because there were ten (10) trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the funds that you include with your request for waiver will be invested.

•

Newly issued shares purchased pursuant to a request for waiver will be posted to participants’ accounts within three (3) business days following the end of the applicable pricing period, or, if we elect to activate the continuous settlement feature, within three (3) business days of each separate investment date beginning on the first investment date in the relevant pricing period and ending on the final investment date in the relevant pricing period, with an equal amount being invested on each day, subject to the qualifications set forth above. During any month when we are proposing to grant requests for waiver for one or more investments, we may elect to activate the continuous settlement feature for such investments by announcing in the bid-waiver form that we will be doing so. The purchase price of shares acquired on each investment date will be equal to the consolidated volume-weighted average price obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized before the beginning of the pricing period), rounded to four decimal places, for each of the investment dates during the pricing period, assuming the threshold price is met on that day, less any discount that we may decide to offer. For each pricing period (assuming the threshold price is met on each trading day of that pricing period), we would have a separate settlement of each investment dates’ purchases, each based on the consolidated volume-weighted average price for the trading day relating to each of the investment dates during the pricing period.

•

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver. For more information regarding a particular pricing period, waiver request forms and information regarding the establishment of a threshold price, if any, you may contact us at 212-635-1585.

Sale of Shares

You may instruct the Plan Administrator to sell your shares under the Plan in one of four ways—through a Batch Order, Market Order, Day Limit Order or Good-Til-Cancelled (GTC) Limit Order.

(1) Batch Order: A batch order is an accumulation of all sale requests for shares of our common stock submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales, unless such requests specify otherwise. Requests for batch orders may be placed online at www.computershare.com/investor, through Investor Center, by telephone using the Interactive Voice Response system at 1-800-205-7699 (1-201-680-6578 for international callers) or in writing. In every case of a batch order sale, the price shall be the weighted average sale price obtained by the Plan Administrator’s broker, less a service fee and a per share processing fee.

(2) Market Order: A market order is a request to sell shares of our common stock promptly at the current market price. Market order sales are only available at www.computershare.com/investor, through Investor Center, or by calling the Plan Administrator directly at 1-800-205-7699 (1-201-680-6578 for international callers). Market order sale requests received at www.computershare.com/investor, through Investor Center, or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received outside of market hours will be submitted to the Plan Administrator’s broker on the next day the market is open. Sales proceeds will equal the market price of the sale obtained by the Plan Administrator’s broker, net of taxes and fees. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor, through Investor Center, or call the Plan Administrator directly at 1-800-205-7699 (1-201-680-6578 for international callers). If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service fee and a per share processing fee.

(3) Day Limit Order: A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan

Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor, through Investor Center, or by calling the Plan Administrator directly at 1-800-205-7699 (1-201-680-6578 for international callers). A service fee and a per share processing fee will be deducted from the sale proceeds.

(4) Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If more than one day of trading is required to complete a sale request, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor, through Investor Center, or by calling the Plan Administrator directly at 1-800-205-7699 (1-201-680-6578 for international callers). A service fee and a per share processing fee will be deducted from the sale proceeds.

General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. A check for the proceeds of the sale of shares (in U.S. Dollars) less applicable taxes and fees, will generally be mailed to you by first class mail within four business days after the final trade settlement date. If you sell shares through a Market Order, Day Limit Order or GTC Limit Order, you may choose to receive sales proceeds in a foreign currency or by wire or direct deposit. These services are subject to additional fees and additional terms and conditions, which you must agree to when submitting the transaction. Currency transactions in connection with these services may be executed through one of our affiliates, in which case our affiliates may receive compensation relating to these services.

All sales are subject to market conditions, system availability and other factors. The actual sale date or price received for any shares sold through the Plan may not be guaranteed. All sales transactions under the Plan are made through a broker affiliated with the Plan Administrator that will receive brokerage commissions in connection with such sales. Shares are sold on the exchange on which the common shares of the Company trade. The selling price may not be known until the sale is complete.

The fees charged in connection with the sale of shares are listed below under “Summary of Plan Fees”.

If you want to sell shares through your own broker, you may request the Plan Administrator to transfer shares electronically from your Plan account to your brokerage account. Alternatively, you may request a stock certificate that you can then deliver to your broker.

Plan participants must perform their own research and must make their own investment decisions. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan.

Certificates

You may deposit any shares of our common stock that you hold in certificate form into the Plan for safekeeping by delivering those stock certificates, unendorsed, to the Plan Administrator and requesting that the shares be credited to your account. Certificates should be delivered to the Plan Administrator at 211 Quality Circle, Suite 210, College Station, TX 77845 by United States Post Office registered insured mail, a national courier service or other receipted delivery service.

You may do this at the time of enrollment by delivering the certificates along with a completed Enrollment Form or at any later time.

The safekeeping feature is offered at no charge to you and eliminates the risk associated with the loss of stock certificates.

If you choose safekeeping you still have the option of receiving your dividends in cash or reinvesting them. You can also sell any shares held in safekeeping through the Plan. Cash dividends paid on shares of our common stock that are deposited into the Plan for safekeeping will be paid to you or reinvested in shares of our common stock in accordance with your reinvestment election.

Shares purchased with either reinvested dividends or optional cash investments will automatically be held by the Plan Administrator or its nominee in book entry form on your behalf.

Issuance of Certificates

You may obtain at any time, free of charge, a certificate for all or a part of the whole shares of our common stock credited to your Account upon request to the Plan Administrator.

Those certificate(s) will be mailed by first class mail, within two business days of the Plan Administrator’s receipt of the request, to your address of record. The issuance of Plan shares in certificate form will not change your reinvestment instructions unless you direct otherwise. Any remaining whole or fractions of shares of our common stock will continue to be credited to your Account. Certificates for fractions of shares of our common stock will not be issued under any circumstances.

Certificates will be issued in the name or names in which the Account is registered unless you instruct otherwise. If the certificate is issued in a name other than your Account registration, a financial institution participating in the Medallion Signature Guarantee program must guarantee the signature on the instructions or stock power. Most banks and brokers participate in the Medallion Signature Guarantee program.

Share Transfer and Gifts Within the Plan

You may transfer your shares in your Plan account or give shares in your Plan account as gifts at any time. Transfers can be made in book-entry or certificate form. Please visit the Computershare Transfer Wizard at www.computershare.com/investor for more information. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

Changes in Elections

You may change your elections at any time. To change your elections, simply access your account online through Investor Center at www.computershare.com/investor or complete a new Authorization Form and mail it to the Plan Administrator.

Withdrawal from the Plan

You may discontinue the reinvestment of your dividends at any time by notifying the Plan Administrator. Notice may be made by telephone, in writing or by changing your dividend election through Investor Center section when you access your online account at www.computershare.com/investor. To be effective for a given dividend payment, the Plan Administrator must receive notice before the record date of that dividend. The Plan Administrator will continue to hold your shares unless you request a certificate for the whole shares and sale of any fractional share by completing the tear-off stub attached to your Plan statement and mailing it to the Plan

Administrator. You will receive a check for the net proceeds (less any applicable fees) from the sale of any fractional shares. You may also request the sale of all or part of any such shares or have the Plan Administrator electronically transfer your shares to your brokerage account through the Direct Registration System.

Account Statements

A transaction advice will be sent to you as soon as practicable, after each investment. The statement will show the purchase price, service fees (if any), and shares credited to your account.

The Plan Administrator will mail a quarterly statement after each dividend payment date showing all year-to-date transactions for each account. We recommend that you retain these statements for tax purposes.

Statements have tear-off instruction forms that should be filled-out when providing the Plan Administrator with certificate issuance, sale, purchase, termination or certificate deposit instructions.

Federal Income Tax Information

The following is only a summary of the tax consequences of participation in the Plan, as of the date of this prospectus. Tax laws and regulations may change and this summary may not reflect every possible situation that could result from participating in the Plan. Accordingly, you should consult with your own tax advisor with respect to the federal, state, local, foreign and withholding tax consequences applicable to your particular situation.

In general, reinvested cash dividends paid to you by us are considered taxable income even though the dividends are reinvested. Additionally, in the case of an open-market purchase of shares, we will pay trading fees—such as brokerage commissions—on your behalf, and the amount of your taxable dividend income will not be reduced by these trading fees, which are also considered taxable income. Your cost basis for federal income tax purposes on any shares purchased through the Plan is the price at which the shares are purchased, as reflected on your statement or transaction advice. If the shares are acquired by open-market purchase, the trading fees we will pay on your behalf will also be included in the cost basis of shares purchased. The gross amount of the dividend will be reported on your Form 1099, including any trading fees paid for by us for an open market purchase of shares.

You will generally realize taxable income or loss for federal income tax purposes when shares are sold. Your tax basis for shares that are sold is the price paid for the shares including any trading fees we pay on your behalf. The price paid is reflected on your statement.

Your holding period for shares purchased through the Plan begins on the day following the date of purchase.

Plan participants who are subject to US federal tax withholding, backup withholding or FATCA withholding will have their dividends reinvested less the tax withheld. Plan participants are responsible for filing any documentation required to obtain a reduction in or refund of any such withholding.

Summary of Plan Fees

In most cases we will pay the fees and expenses to operate the Plan. However, there are some service charges and trading fees that will be charged directly to you as follows:

Item	Charge
Initial Enrollment Fee	$7.50 (paid by participant)
A one-time set-up fee for enrollees who are purchasing their initial shares through the Plan and who are not otherwise registered shareholders.
Optional Cash Investments
(via check or automatic investment)—Service fee	Paid by Company

plus trading fee per share	Paid by Company
Reinvestment of Dividends—Service fee	Paid by Company

plus trading fee per share	Paid by Company
Sale of Shares
Batch Order	$10.00 per transaction plus $0.05 per share sold
Market Order	$25.00 per transaction plus $0.12 per share sold
Day Limit Order	$25.00 per transaction plus $0.12 per share sold
GTC Limit Order	$25.00 per transaction plus $0.12 per share sold
Alternative Currency Disbursement Fees
U.S. $ or Foreign Currency Wire	$50.00 per transaction
Foreign Check	$15.00 per transaction
EFT (Direct Deposit—U.S. $ only)	$10.00 per transaction
Convenience Fees
CSR Assisted Sale	$15.00 per transaction
Deposit of Certificates for safekeeping	No Charge
Gift or Transfer Shares	No Charge
Book to Book Transfers to transfer shares to another participant or to a new participant	No Charge
Certificate Issuance	No Charge
Returned Checks or Rejected Automatic Withdrawals	$35.00
Duplicate Statements

Current Year	No Charge

Prior Years	No Charge

Other Information About the Plan

Stock Splits, Stock Dividends and Other Distributions. Any stock dividends or stock split shares distributed by us will be credited directly to your Plan account. Stock split or stock dividend shares distributed on shares held by you in certificate form will also be credited to your Plan account. If you are entitled to participate in a rights offering, the right to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any rights certificates to be distributed as a result of any rights agreement will be distributed based on whole shares only. Transaction processing may be temporarily suspended during such distributions.

Proxies, Voting and Shareholder Communications. You will have the exclusive right to exercise all voting rights with respect to whole shares of our common stock credited to your account. You will receive proxy materials from us for each shareholder meeting, including a proxy statement and a form of proxy covering all shares credited to your account and all shares of stock registered in your name outside of the Plan as of the record date for the shareholder meeting. You will also have the right to receive all other communications that we send to the holders of common stock.

Responsibility of Plan Administrator and Us. By participating in the Plan you appoint the Plan Administrator as your agent for Plan transactions. Neither the Plan Administrator nor we can provide any advice or make any recommendations with respect to any security. Any decision to purchase or sell must be made by each individual Plan participant based on his or her own research and judgment.

Neither we nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising (i) out of failure to terminate a Plan account, sell shares in the Plan or invest optional cash payments or dividends without receipt of proper documentation and instructions; (ii) with respect to the prices at which shares are purchased or sold for Plan accounts and the time such purchases or sales are made, including price fluctuation in market value after purchases or sales.

THE SECURITIES HELD IN PLAN ACCOUNTS FOR PLAN PARTICIPANTS ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970. SHARE PRICES FLUCTUATE. NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

Plan Modification or Termination by Plan Administrator and Us. We and the Plan Administrator reserve the right to suspend, modify or terminate the Plan without your approval. We will send notice of any suspension, modification or termination of the Plan to all participants, who will in all events have the right to withdraw from participation. In addition, the Plan Administrator reserves the right to terminate the participation of any participant, interpret the terms of the Plan, modify fees and regulate the Plan as it deems necessary or desirable in connection with its operation.

In addition, if we or the Plan Administrator terminate the Plan, or if we are involved in a reorganization or merger, your shares enrolled in the Plan as well as your current elections under the Plan may automatically roll over to a subsequent survivor or derivative Plan.

Interpretation of the Plan. The laws of the State of Delaware will govern the Plan. Officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with the Plan’s operations.

Foreign Participation. If you live outside of the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. We reserve the right to terminate participation of any shareholder in the Plan if we deem it advisable under any foreign laws or regulations.

NOTE ABOUT FINANCIAL INTERMEDIARIES

We may grant requests for waiver of the Plan’s investment limits to financial intermediaries, including brokers and dealers, and other participants in the future. Grants of such waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common stock, general economic and market conditions, expected aberration in the price or trading volume of our common stock, the potential disruption of our common stock price that may be caused by a financial intermediary, the number of shares of common stock held by the participant seeking a waiver, the past actions of a participant under the Plan, the aggregate amount of investments for which such waivers have been submitted, and the administrative constraints associated with granting such waivers. If waiver requests are granted, a portion of the shares available for issuance under the Plan will be purchased by participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Financial intermediaries may purchase a significant portion of the shares of common stock issued under the Plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries’ participation under the Plan cannot be estimated at this time. Participants that are financial intermediaries that acquire shares of our common stock under the Plan with a view to distribution of such shares or that offer or sell shares in connection with the Plan may be deemed underwriters within the meaning of the Securities Act. From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount, if any, from the market price of common stock acquired under the Plan. Such transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries that engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. The Plan is intended for the benefit of our current and prospective investors and not for individuals or investors who engage in transactions that may cause aberrations in the price or trading volume of our common stock.

LEGAL MATTERS

The validity of the shares of Common Stock offered pursuant to the Plan will be passed upon for us by Ms. Kathleen B. McCabe, Chief Securities Counsel of The Bank of New York Mellon Corporation. As of the date hereof, Ms. McCabe owns less than 1% of the Company’s securities.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the Delaware General Corporation Law, as amended, and our Amended and Restated Certificate of Incorporation. The Company has a policy that indemnifies all our and our affiliates’ employees (including executive officers) and directors, which provides, in general, for indemnification to the fullest extent permitted by law against losses and expenses in connection with civil, criminal or administrative investigations or proceedings by reason of the fact of the employee’s or director’s position at the Company or one of its affiliates.

The Company has also entered into indemnification agreements with each of its executive officers and directors, which provide, in general, for indemnification to the fullest extent permitted by law against losses and expenses in connection with civil, criminal or administrative investigations or proceedings by reason of the fact of the executive officer’s or director’s position at the Company. We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy.

THE BANK OF NEW YORK MELLON CORPORATION

DIRECT STOCK PURCHASE

AND

DIVIDEND REINVESTMENT PLAN

Prospectus

May 9, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the approximate amount of expenses in connection with the offering of the securities being registered, other than discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

Registration fee under the Securities Act of 1933, as amended	$6,207
Legal fees and expenses	40,000
Printing and engraving	2,000
Accounting services	25,000

Total	$73,207

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company’s Restated Certificate of Incorporation (Article Eighth) provides that the Company will indemnify its officers and directors, and any other person who served in such role for other entities at the request of the Company (“Covered Person”), to the fullest extent permitted by law, against all expenses, judgments, fines and settlement amounts incurred by such person in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer or director of the Company or such other entity. The Company will indemnify Covered Persons in connection with a proceeding commenced or brought by that person only if the commencement or bringing of the proceeding was authorized by the Company’s Board of Directors. The Company will, to the fullest extent permitted by the DGCL, pay the expenses (including attorneys’ fees) of any Covered Person in defending a proceeding (other than a proceeding commenced or brought by the person without the specific authorization of the Company’s Board of Directors), provided that, to the extent required by the DGCL, advancement of expenses will only be made if such person provides an undertaking to repay all amounts advanced if it is determined that he or she is not entitled to indemnification.

The Company may purchase and maintain insurance to protect itself and any Covered Person against liability or expense asserted or incurred by such Covered Person in connection with any proceeding, whether or not the Company would have the power to indemnify such Covered Person against such liability or expense by law or under the indemnification provisions in the Company’s Restated Certificate of Incorporation.

The Company is authorized to enter into contracts with any Director or officer, or, as authorized by the Board of Directors, any other employee or agent of the Company in furtherance of the provisions of Article Eighth of the Company’s Restated Certificate of Incorporation and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Article Eighth of the Company’s Restated Certificate of Incorporation.

With respect to advancement of expenses, the DGCL provides that the Company may advance expenses upon the receipt of an undertaking as described above, on such terms and conditions as it deems appropriate.

The Company has entered into indemnification agreements with each of its executive officers and directors, providing that it will indemnify such executive officers and directors to the fullest extent permitted by law against all judgments, awards, fines, ERISA excise taxes, penalties, amounts paid in settlement, liabilities and losses and will pay the expenses (including attorneys’ fees) of the executive officer or director if such executive officer or director is involved in any manner (including, without limitation, as a party or a witness) in any civil, criminal, administrative or investigative action, suit, proceeding or procedure by reason of the fact of the executive officer or director’s position at the Company.

The Company also has a policy which indemnifies all employees (including executive officers) and directors of the Company and its affiliates, to the fullest extent permitted by law against all judgments, awards, fines, ERISA excise taxes, penalties, amounts paid in settlement, liabilities and losses and pays the expenses (including attorneys’ fees) of the employee or director if such employee or director is involved in any manner (including, without limitation, as a party or a witness) in any civil, criminal, administrative or investigative action, suit, proceeding or procedure by reason of the fact of the employee or director’s position at the Company or a Company affiliate.

Item 16.	Exhibits.

4.1	Restated Certificate of Incorporation of The Bank of New York Mellon Corporation, incorporated herein by reference to Exhibit 3.1 to registrant’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-52710 and File No. 001-06152).

4.2	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010, October 12, 2010, October 8, 2013, March 5, 2015 and October 13, 2015 incorporated by reference to Exhibit 3.1 to registrant’s Current Report on Form 8-K filed on October 19, 2015 (File No. 001-35651).

4.3	Specimen of Certificate for The Bank of New York Mellon Corporation’s Common Stock, incorporated herein by reference to Exhibit 4.1 to registrant’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-52710 and File No. 001-06152).

4.4	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series A Noncumulative Preferred Stock, dated June 15, 2007, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 5, 2007 (File No. 000-52710 and File No. 001-06152).

4.5	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series C Noncumulative Preferred Stock, dated September 13, 2012, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on September 14, 2012 (File No. 001-35651).

4.6	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series D Noncumulative Preferred Stock, dated May 16, 2013 incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 16, 2013 (File No. 001-35651).

4.7	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series E Noncumulative Preferred Stock, dated April 27, 2015 incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2015 (File No. 001-35651).

5.1	Opinion of Kathleen B. McCabe as to validity of the securities issued, filed herewith.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of Kathleen B. McCabe (contained in Exhibit 5.1).

24.1	Powers of Attorney, filed herewith.

99.1	Form of Initial Enrollment Form, filed herewith.

99.2	Form of Registered Shareholder Enrollment Form, filed herewith.

99.3	Form of Direct Debit Authorization Form, filed herewith.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Bank of New York Mellon Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of May, 2016.

THE BANK OF NEW YORK MELLON CORPORATION (Registrant)

By:	/s/ GERALD L. HASSELL
Gerald L. Hassell Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of May, 2016.

Signature	Title
/S/ GERALD L. HASSELL Gerald L. Hassell	Director and Principal Executive Officer

/S/ THOMAS P. GIBBONS Thomas P. Gibbons	Principal Financial Officer

/S/ KURTIS R. KURIMSKY Kurtis R. Kurimsky	Principal Accounting Officer

* Nicholas M. Donofrio	Director

* Joseph J. Echevarria	Director

* Edward P. Garden	Director

* Jeffrey A. Goldstein	Director

* John M. Hinshaw	Director

* Edmund F. Kelly	Director

* John A. Luke, Jr.	Director

* Mark A. Nordenberg	Director

Signature	Title

* Catherine A. Rein	Director

* Samuel C. Scott III	Director

*	Kathleen B. McCabe, by signing her name hereto, does sign this document on behalf of the above-noted individuals, pursuant to the power of attorney duly executed by such individuals, which has been filed as an exhibit to this registration statement.

By:	/S/ KATHLEEN B. MCCABE
Name: Kathleen B. McCabe
Title: Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit	Method of Filing

4.1	Restated Certificate of Incorporation of The Bank of New York Mellon Corporation.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-52710 and File No. 001-06152) filed on July 2, 2007, and incorporated herein by reference.

4.2	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010, October 12, 2010, October 8, 2013, March 5, 2015 and October 13, 2015.	Previously filed as Exhibit 3.1 to Company’s Current Report on Form 8-K filed on October 19, 2015 (File No. 001-35651), and incorporated herein by reference.

4.3	Specimen of Certificate for The Bank of New York Mellon Corporation’s Common Stock.	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 2, 2007 (File No. 000-52710 and File No. 001-06152) and incorporated herein by reference.

4.4	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series A Noncumulative Preferred Stock, dated June 15, 2007.	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 5, 2007 (File No. 000-52710 and File No. 001-06152) and incorporated herein by reference.

4.5	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series C Noncumulative Preferred Stock, dated September 13, 2012.	Previously filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on September 14, 2012 (File No. 001-35651) and incorporated herein by reference.

4.6	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series D Noncumulative Preferred Stock, dated May 16, 2013.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 16, 2013 (File No. 001-35651) and incorporated herein by reference.

4.7	Certificate of Designations of The Bank of New York Mellon Corporation with respect to Series E Noncumulative Preferred Stock, dated April 27, 2015.	Previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2015 (File No. 001-35651) and incorporated herein by reference.

5.1	Opinion of Kathleen B. McCabe as to validity of the securities issued.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Kathleen B. McCabe.	Included in Exhibit 5.1.

24.1	Powers of Attorney.	Filed herewith.

99.1	Form of Initial Enrollment Form.	Filed herewith.

99.2	Form of Registered Shareholder Enrollment Form.	Filed herewith.

99.3	Form of Direct Debit Authorization Form.	Filed herewith.